Exhibit 99.1

Merlin, Inc. Announces $80 Million PIPE Investment to Accelerate Program Execution and Unlock New Growth Opportunities

BOSTON — April 29, 2026 (BUSINESS WIRE) — Merlin, Inc. (Nasdaq: MRLN) (“Merlin” or the “Company”), a leading developer of assured, autonomous flight technology, today announced that it has entered into a securities purchase agreement with an existing fundamental institutional shareholder to raise $80 million of equity capital via a private investment in public equity (“PIPE”).

The Company currently has approximately $107 million in cash and cash equivalents and, with this financing, expects total cash resources of $183 million, reinforcing balance sheet strength and providing substantial financial flexibility to accelerate Merlin’s growth plan, 2026-2027 program milestones and commercial launch timeline.

Proceeds from the investment will be used to support revenue generation and long-term value creation, including to advance and expand Merlin’s core platform development, fund regulatory approval activities, scale program capacity, and support the execution and expansion of existing and new customer contracts.

“This investment reflects the continued conviction of a long-term partner who knows our business well and has seen our progress firsthand,” said Matt George, CEO and Founder of Merlin, Inc. “We have a clear program roadmap and a defined path to revenue, and this capital provides additional flexibility to accelerate execution against both, unlocking growth opportunities that were previously out of reach.”

Cantor Fitzgerald & Co. acted as lead placement agent and TD Cowen acted as co-placement agent for the transaction.

Latham & Watkins, LLP served as legal counsel to Merlin, Inc. Jones Day served as legal counsel to the placement agents.

Under the terms of the securities purchase agreement, the Company will issue, for an aggregate purchase price of $80 million, 8 million shares of common stock (the “Issued Shares”), and warrants to purchase 4 million shares of common stock at a strike price of $6.67 per share, with an expiry date of 5 years from the issue date.

The parties expect the transaction to close on or about May 1, 2026.

The offer and sale of the foregoing securities are made in a transaction not involving a public offering, and the foregoing securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Merlin has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the Issued Shares and the shares of common stock issuable upon the exercise of the foregoing securities.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Merlin

Merlin is the leading U.S.-based developer of cost-effective, takeoff-to-touchdown autonomy for both legacy and next-generation airborne systems. Our aircraft-agnostic, AI-powered software is purpose-built for military and civil programs, and is powering an expanding range of missions and aircraft, proven through hundreds of autonomous flights from test facilities across the globe. With $100M+ total in awarded contracts from military customers, Merlin is helping to solve national security challenges through safe, reliable autonomy. To learn more, visit www.merlinlabs.com or follow us on X @merlinaero.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact should be considered forward-looking statements, including without limitation statements regarding the closing of the private placement and the anticipated use of proceeds therefrom. These forward-looking statements are based largely on our current expectations and projections about future events and trends. These forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied, including without limitation the risks, uncertainties, and assumptions as described in our filings with the Securities and Exchange Commission, including our 424(b)(3) Prospectus dated April 21, 2026. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release.

Contact:

Media Contact Kate Gundry

617-842-6064

merlin@pluckpr.com